UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021 (April 27, 2021)

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series D Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PD	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐             Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2021, Summit Hotel Properties, Inc. (the “Company”) announced the appointment, effective as of May 17, 2021, of William (“Trey”) H. Conkling as the Company’s Executive Vice President and Chief Financial Officer. Mr. Conkling will report to Jonathan P. Conkling, the Company’s President and Chief Executive Officer.

Most recently Mr. Conkling served as a Managing Director in the Real Estate, Gaming & Lodging Investment Banking group for Bank of America Merrill Lynch (NYSE: BAC), where he oversaw the successful execution of transaction volume in excess of $190 billion including capital market and mergers and acquisitions. Prior to joining Bank of America Merrill Lynch, Mr. Conkling was with the investment banking unit of Bear, Stearns & Co. and previously worked in asset management for Host Hotels & Resorts (NYSE: HST).

Mr. Conkling earned a Bachelor of Science in Hotel and Restaurant Administration from Cornell University, School of Hotel Administration and a Masters of Business Administration from Cornell University, Johnson Graduate School of Management.

The Company and Mr. Conkling have entered into an employment agreement that will become effective on May 17, 2021. The material terms of the employment agreement are summarized below, and such summary is qualified in its entirety by the actual terms of the employment agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

The employment agreement has an initial term that will commence on May 17, 2021 and will expire on May 27, 2022. The employment agreement provides for automatic one-year extensions unless either party provides at least 30 days’ notice of non-renewal.

The employment agreement requires Mr. Conkling to devote substantially all of his business time, attention and effort to the Company’s affairs.

The employment agreement provides for:

•	an annual base salary equal to $450,000, which is subject to increase on an annual basis at the discretion of the Board of Directors or its Compensation Committee;

•	for each calendar year starting in 2021, eligibility for an annual cash performance bonus based on the satisfaction of performance goals and other requirements established by the Compensation Committee, which state the amount that will be earned on account of achieving a “target” level of performance (as established by the Compensation Committee) will not be less than 100% of Mr. Conkling’s then-current base salary;

•	eligibility to participate in the Company’s 2011 Equity Incentive Plan as amended (“Equity Plan”), as well as other incentive, savings and retirement plans applicable generally to our senior executives; and

•	eligibility to participate in the Company’s benefit plans in which other executive level employees are eligible to participate.

The employment agreement provides that, in the event Mr. Conkling’s employment ends on account of a “termination without cause” or a “voluntary termination for good reason” (each as defined in the employment agreement), Mr. Conkling will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	Mr. Conkling will be paid an amount equal to the product of the “severance multiple” (as defined below) and his then-current base salary;

•	Mr. Conkling will be paid an amount equal to the product of the severance multiple and his then target annual bonus;

•	Mr. Conkling will be paid a pro-rated bonus for the then-current fiscal year based on the annual bonus he earned for the fiscal year ended prior to his termination;

•	Mr. Conkling will be reimbursed for premiums paid for COBRA coverage for he and his eligible dependents for twelve months following termination;

The “severance multiple” is one and one-half times if Mr. Conkling’s employment ends upon a termination without cause before the date of a control change date and a control change date does not occur within 9 month after the date of termination or if Mr. Conkling’s employment ends upon a voluntary termination with good reason before a control change date. The severance multiple is two times in the event Mr. Conkling’s employment ends upon a termination without cause on or after the date of a control change date or within the 9 months preceding the date of a control change date or if Mr. Conkling’s employment ends upon a voluntary termination with good reason on or after the date of a control change date.

The employment agreement does not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code. Instead, the employment agreement provides that the severance and any other payments or benefits that are treated as parachute payments under the Internal Revenue Code will be reduced to the maximum amount that can be paid without an excise tax liability. The parachute payments will not be reduced, however, if Mr. Conkling will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by the executive).

The employment agreement also provides that in the event Mr. Conkling’s employment is terminated for cause, voluntarily, upon his death or disability, Mr. Conkling is entitled to receive standard termination benefits, which consist of Mr. Conkling’s earned but unpaid compensation up to the termination date, any benefits due under the terms of the Company’s employee benefit plans and any accrued but unreimbursed business expenses.

The employment agreement also contains confidentiality, non-competition, non-solicitation and non-disparagement covenants.

Pursuant to the terms of the employment agreement, Mr. Conkling has acknowledged and agreed that any incentive compensation, whether payable in cash or equity (but excluding amounts that vest or become payable solely on account of continued employment or service) that is payable under the employment agreement or under any other agreement or any plan or arrangement is subject to recoupment or repayment if such action is required under applicable law or the terms of any “clawback” policy that the Company currently has in place or adopts in the future, provided such policy is in effect on the date such incentive compensation or benefit was paid.

Additionally, in connection with Mr. Conkling’s joining the Company, the Company and Mr. Conkling will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of its currently serving directors and executive officers.

In connection with the appointment, Mr. Conkling will receive time-based stock awards valued at $1,190,000 and issued under the Company’s Equity Plan with vesting over a three-year period. Mr. Conkling will also receive a performance-based stock award of valued at $660,000 issued under the Company’s Equity Plan. The performance-based shares may be earned under the same terms and conditions as those performance-share awards granted to the Company’s executive officers as disclosed in the Company’s Current Report on Form 8-K filed on March 10, 2021.

Item 7.01.	Regulation FD Disclosure

On April 28, 2021, the Company issued a press release announcing the appointment of William (“Trey”) H. Conkling as the as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, effective as of May 17, 2021, between Summit Hotel Properties, Inc. and William H. Conkling.

99.1	Press release issued on April 28, 2021

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Executive Vice President, General Counsel,
Dated: April 28, 2021		Chief Risk Officer and Secretary